                                                                Registration No.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                       ----------------------------------
                                   AAR CORP.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                               36-2334820

(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

     1111 NICHOLAS BOULEVARD                                        60007
    ELK GROVE VILLAGE, ILLINOIS                                  (Zip code)
(Address of principal executive offices)

                          AAR CORP. STOCK BENEFIT PLAN
                      (FORMERLY KNOWN AS AAR CORP. AMENDED
                        STOCK OPTION AND INCENTIVE PLAN)
                            (Full title of the plan)

                               HOWARD A. PULSIFER
                   VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                             1111 NICHOLAS BOULEVARD
                       ELK GROVE VILLAGE, ILLINOIS   60007
                     (Name and address of agent for service)

                                 (708) 439-3939
              (Telephone number, including area code, of agent for
                                    service)

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE: FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS OF THE PLAN.


                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------
     Title of              Amount          Proposed Maximum              Proposed Maximum           Amount of Registration
  Securities to            to be        Offering Price Per Unit       Aggregate Offering Price              Fee
  be Registered          registered               (a)                           (a)
- ------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00    143,241 shares           $13.75                       $1,969,564                     $679
par value
- ------------------------------------------------------------------------------------------------------------------------------
Common Stock           143,241 rights             (b)                           (b)                         (b)
Purchase Rights
- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------

(a)  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 (c) under the Securities Act of
     1933.

(b)  Each unit consists of one share of Common Stock and one related Common Stock Purchase Right. The Rights currently are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares. The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock.

- ------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------

                             REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement of Registrant on Form S-8, Registration No. 33-26783, filed by the Registrant with the Securities and Exchange Commission on February 1, 1989, registering its Common Stock, $1.00 par value per share, and its Common Stock Purchase Rights, issuable pursuant to the AAR CORP. Stock Benefit Plan, are hereby incorporated by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this registration statement not included in the Exhibits attached hereto or set forth on the signature page are set forth in the Registration Statement of the Registrant on Form S-8 (Registration No. 33-26783) which are incorporated herein by reference.

Item 8. Exhibits.

The Exhibits filed herein are set forth on the exhibit index filed as part of this Registration Statement on page 6 hereof.

                                POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS, that each of the persons signing this Registration Statement as a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints Ira A. Eichner, David P. Storch, and Howard A. Pulsifer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Elk Grove Village, State of Illinois, on January 17, 1995.
                                   AAR CORP.

                                   By:________________________________
                                        Ira A. Eichner
                                        Chairman of the Board and
                                        Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and effective on the dates indicated.


SIGNATURE                               TITLE                                   DATE
- ---------                               -----                                   ----

- -------------------------------         Chairman of the Board and               January 17, 1995
Ira A. Eichner                          Chief Executive Officer; Director
                                        (Principal Financial Officer)

- -------------------------------         President and Chief Operating           January 17, 1995
David P. Storch                         Officer; Director

- -------------------------------         Vice President - Controller,            January 17, 1995
Timothy J. Romenesko                    Chief Financial Officer & Treasurer

- -------------------------------         Director                                January 17, 1995
A. Robert Abboud

- -------------------------------         Director                                January 17, 1995
Howard B. Bernick

- -------------------------------         Director                                January 17, 1995
Edgar D. Jannotta

- -------------------------------         Director                                January 17, 1995
Robert D. Judson

- -------------------------------         Director                                January 17, 1995
Erwin E. Schulze

- -------------------------------         Director                                January 17, 1995
Joel D. Spungin

- -------------------------------         Director                                January 17, 1995
Lee B. Stern

- -------------------------------         Director                                January 17, 1995
Richard D. Tabery

                                                                          Page 5

                                  EXHIBIT INDEX
                                  -------------

           Item                                    Exhibits
           ----                                    --------

4.      Instruments          4.1      Instruments defining the rights of
        defining the                  security holders are hereby incorporated
        rights of                     by reference to Exhibits to the
        security holders              Registrant's Annual Report on Form 10-K
                                      for the fiscal year ended May 31, 1994.

5.      Opinion re           5.1      Opinion of Mr. Howard A. Pulsifer, Vice
        legality                      President, General Counsel and Secretary
                                      (filed herewith, Page 7).

23.     Consents             23.1     Consent of KPMG Peat Marwick LLP (filed
                                      herewith, Page 8).

                             23.2 Consent of Mr. Howard A. Pulsifer, Vice President, General Counsel and Secretary (contained in opinion referred to in Exhibit 5.1)

24.     Power of             The Power of Attorney immediately precedes the
        Attorney             signature page hereof (filed herewith, Page 4).


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